CERTIFICATE OF AMENDMENT
                               OF
                   ARTICLES OF INCORPORATION
                               OF
                      THE FURNISHING CLUB




     I,  the undersigned President and Secretary of THE FURNISHING CLUB  does hereby certify that:

     The  Board of Directors of said Corporation, at a meeting duly  convened and  held  on the 29th day of September, 2000, adopted a resolution to  amend

Article VI, Section 1, of the original Articles as follows:



Article IV - CAPITAL STOCK



     Section  1.Authorized  Shares.  The total number of  shares  which  this corporation  is authorized to issue is 20,000,000 shares of Common  Stock  of

$.001  par value and 5,000,000 shares of Preferred Stock of $.001 par  value.

The  authority of the Corporation to issue non-voting convertible and/or non-

voting  non-convertible preferred shares together with additional classes  of shares  may  be  limited  by  resolution of the Board  of  Directors  of  the

Corporation.  Preferred shares and additional classes of shares may be issued from  time  to  time as the Board of Directors may determine  in  their  sole

judgment and without the necessity of action by the holders of Shares.   Upon

the  amendment  of  this  Paragraph IV to read  as  herein  set  forth,  each outstanding share of this Corporation's Common Stock as of September 29, 2000 shall be split into ten (10) shares of this Corporation's Common Stock,

resulting  in a total of 8,400,000 shares of this Corporation's Common  Stock issued and outstanding.

     The number of shares of the corporation outstanding and entitled to vote on  an  amendment to the Articles of Incorporation is 840,000; that the  said changes  and amendments have been consented to and approved by a majority  of the  stockholders  holding  at  least a majority  of  stock  outstanding  and entitled to vote thereon at a meeting of the Stockholders held September  29,

2000.

     Dated: September 29, 2000

                              /s/ Hue Do
                              ____________________________________
                              HUE DO, President

                              /s/ Hue Do
                              _____________________________________
                              HUE DO, Secretary



STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On September 29, 2000, personally appeared before me, a Notary Public, HUE DO, who is the President and Secretary of The Furnishing Club and who acknowledged to me that she executed the above instrument on behalf of the Corporation.

                              /s/ Debra K. Amigone
                              _____________________________________
                              NOTARY PUBLIC